MAC FILMWORKS, INC.

                             SUBSCRIPTION AGREEMENT

         The Investor named below, by payment of a wire transfer or check payable to MAC FILMWORKS, INC. - ESCROW ACCOUNT, hereby subscribes for units.
Each unit consists of consists of one share of common stock and seven redeemable warrants, each to purchase one share of common stock of Mac Filmworks, Inc.
("Units"). By such payment, the named Investor acknowledges receipt of the
Prospectus and any amendment, the terms of which govern the investment in the
Units.
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A.        INVESTMENT:
         (1)      No. of Shares purchased                       Dollar Amount: $
                                         ---------------------                   -------------------------

         (2)      [  ] Initial Purchase; or [ ]Additional Purchase

         (3)      [  ] Check Payment Enclosed:   Number:                  Date          /          /          ; or
                                                        -----------------     ---------- ---------- ----------

         (4)      [  ] Wire Transfer:  Sending Bank: -----------------------     Wire #: --------------------------
                  Date         /       /         .
                           ------------------------
                  Bank Address:_______________________ Phone Number__________________

B.   REGISTRATION:

         (1)      Registered Owner:    [  ] Mr.   [  ] Mrs.   [  ] Ms.   [  ] Dr.   [  ] Other
                                                                                               ----------------------------

                  Name:
                       --------------------------------------------------------------------------------------------

         (2)      Co-owner:   [  ]Mr.   [  ]Mrs.   [  ]Ms.   [  ]Dr.   [  ]Other
                                                                                 ------------------------------------------

         Name:
              -----------------------------------------------------------------------------------------------------

         (3)      Mailing Address:
                                   -----------------------------------------------------------------------

         (4)      Residence Address (if different from above):
                                                              -------------------------------------------------------------

         (5)      Telephone #:      (Home) (           )              -                 (Office) (           )
                                            -----------  -------------  ---------------           -----------
             -                .
-------------  ----------------

         (6)      Email Address:
                                -----------------------------------------------------------------------------------

         (7)      Birth Date:          /          /          .           (8)    Birth Date Co-Owner
                             ---------- ---------- -----------                                     ----------
/          /          .
----------- -----------

         (9)      Please indicate Citizenship Status: [  ]U.S. Citizen               [  ]Other
                                                                                              -----------------------------

         (10)     Social Security or (National Identity) Number
                                                               ----------------------------------------------------

         (11) Co-Owner

                  Corporate or Custodial Taxpayer ID #:
                                                       ------------------------------------------------------------

C. OWNERSHIP: [ ] Individual Ownership [ ] IRA or Keogh

                           [  ] Joint Tenants with Rights of  Survivorship

                           [ ] Trust/Date of Trust Established Pension/Trust ___
/ ___ / ___ (S.E.P.)

                           [ ] Tenants in Common [ ]Tenants by the Entirety [
]Corporate Ownership

                           [  ] Partnership   [  ]Other _______________________________________________



D.       SIGNATURES:  By signing below, I/we represent that I/we have relied on the information set forth in the
         Prospectus, as and if amended, and on no other statement whatever, whether written or oral.

         Signatures - Registered Owner:                                Co-Owner:
                                        -------------------------------          ----------------------------------


E.       PRINT NAMES OF CUSTODIAN OR TRUSTEE:
         Name:                                                         Date:
              ---------------------------------------------------------     ---------------------------------------

         Authorized Signature:                                         Witness Signature:
                               ----------------------------------------                   -------------------------


F. RETURN OF PAYMENT SHOULD BE SENT TO (IF DIFFERENT FROM REGISTERED OWNER): Name: _________________________________ c/o:
         __________________________________________

         Address: _____________________________________________________________________________
         Account #___________________________       Phone: (_____) ______ - _________________________


G.       BENEFICIAL OWNER(S): All reports and financial statements will normally be sent to the registered owner at the address in Section B. If reports and financial statements are to be sent to the Beneficial Owner of an IRA or Keogh, insert name of the Beneficial Owner.

         Name of Beneficial Owner Only: _______________________________  Phone: (___)___- ___________

         Address: _____________________________________________________________________________


H.       BROKER-DEALER/REGISTERED REPRESENTATIVE DATA (broker-dealer use only):

         Broker-Dealer NASD Firm Name: ________________________ Telephone Number: (___)_____- _____

         Main Office Address: ___________________________________________________________________

         Authorized Signature: ______________________________________________ Date: ______________

         Print or Type Name of Registered Representative:____________________________________________

         Signature: _________________________________________________ Phone: (___)______- ________

         Branch Office Address: _________________________________________________________________



-------------------------------------------------------------------------------------------------------------------------------
SEND TO:             One Financial Securities, Ltd.                  ACCEPTED:
                     Attn: Mr. Leland Dykes, President                MAC FILMWORKS, INC.
                     5773 Woodway, Suite 281
                     Houston, Texas 77057                            By:_______________________
                     Phone (713) ____________                             Jim McCullough, President
                     Fax (732)758-6671
                                                                     Date:____/____/____

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